UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52120	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Commerce Way Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

           On August 20, 2013, ADMA Biologics, Inc. (the “Company”) amended its Certificate of Incorporation to provide for the classification of its Board of Directors into three classes of directors with staggered terms of office. As amended, the Company’s Certificate of Incorporation provides that, commencing with the election of directors at the 2013 annual meeting of stockholders, which occurred on August 8, 2013, the directors are divided into three classes designated as Class I, Class II and Class III. Each class consists of as nearly equal in number of directors as possible.  Class I directors, initially consisting of Dov A. Goldstein, M.D. and Bryant E. Fong, hold office initially for a one-year term expiring at the annual meeting to be held in 2014; Class II directors, initially consisting of Steven A. Elms, Eric I. Richman and Adam S. Grossman, hold office initially for a two-year term expiring at the annual meeting to be held in 2015; and Class III directors, initially consisting of Dr. Jerrold B. Grossman and Lawrence P. Guiheen, hold office initially for a three-year term expiring at the annual meeting to be held in 2016.  At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

The Certificate of Incorporation was furthermore amended to permit stockholder action only at a duly called meeting of stockholders and to prohibit action by written consent of stockholders.

The preceding discussion is qualified in its entirety by the full text of the amendment to the certificate of incorporation of the Company that is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 3.1                      Certificate of Amendment to Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 26, 2013	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer